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                                                                     EXHIBIT 3.1

                 CERTIFICATE OF FOURTH AMENDMENT AND RESTATEMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                WEBMETHODS, INC.

                       (Under Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)


       WEBMETHODS, INC. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does, by Phillip Merrick, its President, attested by Jack L. Lewis, its Secretary, under its corporate seal, hereby certify that:

       I. The original Certificate of Incorporation of the Corporation (previously known as "TransactNet, Inc.") was filed with the Secretary of State of the State of Delaware on June 12, 1996. Certificates of Amendment of the Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on January 21, 1997 and October 9, 1997. A Certificate of Designation of the Corporation was filed with the Secretary of State of the State of Delaware on October 21, 1997 and a Certificate of Amendment and Restatement of the Certificate of Incorporation was filed on December 12, 1997. A Certificate of Amendment was filed with the Secretary of State of the State of Delaware on March 18, 1998. A Certificate of Second Amendment and Restatement of the Certificate of Incorporation was filed with the Secretary of State of Delaware on September 18, 1998. A Certificate of Third Amendment and Restatement of the Certificate of Incorporation was filed with the Secretary of State of Delaware on April 28, 1999.

       II. This Fourth Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation (as previously amended and restated) by deleting from such Certificate of Incorporation (as previously amended and restated) all of the provisions thereof and substituting in lieu of such provisions the text of the Fourth Amended and Restated Certificate of Incorporation set forth in Article VI hereof.

       III. Pursuant to Sections 141, 242 and 245 of the DGCL, at a Special Meeting of the Board of Directors of the Corporation held on September 15, 1999, the Board of Directors of the Corporation deemed it advisable and in the best interests of the Corporation to amend and restate in its entirety the Certificate of Incorporation of the Corporation (as previously amended and restated), as set forth in this Fourth Amended and Restated Certificate of Incorporation, and directed that this Fourth Amended and Restated Certificate of Incorporation be submitted for consideration and action thereon by the Stockholders of the Corporation.

       IV. Pursuant to Sections 228, 242 and 245 of the DGCL, by written consent in lieu of a Special Meeting of the Stockholders of the Corporation dated October 29, 1999, the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted this Fourth Amended and Restated Certificate of


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Incorporation, including the text set forth in Article VI hereof. Prompt notice of the taking of the aforesaid corporate action without a meeting by less than unanimous written consent has been given, in accordance with Section 228 of the DGCL, to the stockholders of the Corporation who have not consented in writing to such action.

       V. The text of the Fourth Amended and Restated Certificate of Incorporation set forth in Article VI hereof was duly adopted by the Board of Directors and by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon in accordance with the provisions of Sections 141, 228, 242 and 245 of the DGCL.

       VI. The text of the Certificate of Incorporation of the Corporation (as previously amended and restated) is hereby restated and amended by this Fourth Amended and Restated Certificate of Incorporation, to read in full as follows:

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                           FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                WEBMETHODS, INC.

       FIRST: The name of the corporation (herein referred to as the "Corporation") is:

                                webMethods, Inc.

       SECOND: The purposes of the Corporation are:

              A. To engage in the general business of computer technology, including the distribution, sale and licensing of computer software; to develop, modify and enhance computer software; and to do every other act or acts and thing or things incidental to or connected with the aforesaid; and

              B. To engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

       THIRD: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

       FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is two hundred million six hundred fifty thousand four hundred seventy-seven (200,650,477) shares, of which two hundred million (200,000,000) shares, of a par value of One Cent ($0.01) per share, shall be of a class designated "Common



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Stock," and six hundred fifty thousand four hundred seventy-seven (650,477)
shares, of a par value of One Cent ($0.01) per share, shall be of a class designated "Preferred Stock."

       The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:

       A.     Preferred Stock.

              I. Designations. The Preferred Stock shall consist of forty-seven thousand one hundred seventy-four (47,174) shares of authorized Preferred Stock, par value One Cent ($0.01) per share, which shall be designated as Series A Preferred Stock ("Series A"), one hundred eighty thousand seven hundred fifty (180,750) shares of authorized Preferred Stock, par value One Cent ($0.01) per share, which shall be designated as Series B Preferred Stock ("Series B"), one hundred ninety-five thousand seven hundred eighty-three (195,783) shares of authorized Preferred Stock, par value One Cent ($0.01) per share, which shall be designated Series C Preferred Stock ("Series C"), one hundred fifty-eight thousand (158,000) shares of authorized Preferred Stock, par value One Cent ($0.01) per share, which shall be designated as Series D Preferred Stock ("Series D"), and sixty-eight thousand seven hundred seventy (68,770) shares of authorized Preferred Stock, par value One Cent ($0.01) per share, which shall be designated as Series E Preferred Stock ("Series E").

              II. Voting. (A) Except as provided in Section II(B) below, or as may be otherwise provided by law, each share of Series A, Series B, Series C, Series D and Series E shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which such share of Series A, Series B, Series C, Series D or Series E is then convertible as provided herein (such aggregate numbers of shares being referred to as the "Conversion Shares"). Such votes shall be cast on all matters as to which holders of Common Stock shall be entitled to vote, voting together on all matters with the holders of Common Stock as one class, except as otherwise provided herein.

                     (B) Notwithstanding any other provision of this Certificate of Incorporation of the Corporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of a majority of the outstanding shares of Series C, Series D and Series E, voting collectively as a single series, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, or to increase the authorized number of shares of, or to issue, any class or series of the Corporation's capital stock ranking (as to dividends, liquidation, voting, redemption or conversion) prior to or on a parity with the Series C, Series D or Series E, or any additional shares of Series C, Series D or Series E; (ii) amend, repeal or modify any of the provisions of this Certificate of Incorporation or the Bylaws of the Corporation in any manner which would alter or change the powers, preferences or special rights of the shares of the Series C, Series D or Series E so as to affect such shares adversely; (iii) increase the size of the Corporation's Board of Directors; or (iv) consummate any Change of Control. Each holder of Series A, Series B, Series C, Series D and Series E shall



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receive from the Corporation written notice of such Change of Control not less than twenty (20) days prior to the effective date of such Change of Control.

                     (C) The Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors. The Series A, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors. The Series B, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors. For so long as 50,000 shares of Series C remain outstanding (such number to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), the Series C, voting together as a separate class, shall be entitled to elect two (2) members of the Corporation's Board of Directors. For so long as 17,000 shares of Series E remain outstanding (such number to be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), the Series E, voting together as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors. The Common Stock, the Series A, the Series B, the Series C, the Series D and the Series E, voting together as one class, shall be entitled to elect two (2) members of the Corporation's Board of Directors.

              III. Dividends and Distributions. The holders of Series A, Series B, Series C, Series D and Series E, in preference to holders of Common Stock, shall be entitled to receive, when, as and if declared by the Corporation's Board of Directors (out of funds legally available for such purpose) cumulative cash dividends on each share of Series A, Series B, Series C, Series D and Series E at a rate equal to eight percent (8%) per annum (compounded annually) of the Liquidation Value of such Series (as set forth in Section IV hereof) (the "Liquidation Value"), payable annually on September 30 of each year to the holder of record of each share of Series A, Series B, Series C, Series D or Series E, as the case may be. Except as otherwise provided herein, dividends shall accrue (i) from and including the date of issuance of such share of Series A, Series B, Series C, Series D or Series E to and including the date on which the Liquidation Value of such share of Series A, Series B, Series C, Series D or Series E (plus all accrued and unpaid dividends thereon) is paid, (ii) whether or not they have been declared and (iii) whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues a share of Series A, Series B, Series C, Series D or Series E shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series A, Series B, Series C, Series D or Series E is made on the certificates which may be issued to evidence such share of Series A, Series B, Series C, Series D or Series E. So long as there are any shares of Series A, Series B, Series C, Series D or Series E outstanding, the Corporation shall not declare or pay any dividend or distribution on the Common Stock of the Corporation without the prior written consent of a majority of the outstanding shares of Series A, Series B, Series C, Series D and Series E, taken together for this purpose. In the event that a dividend or distribution on the Common Stock of the Corporation is declared or paid in accordance with the terms hereof, holders of Series A, Series B, Series C, Series D and Series E shall participate ratably in such dividend or distribution, based upon their ownership of the Conversion Shares, assuming full conversion, at the time of such dividend or distribution.



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              IV.    Liquidation, Dissolution and Winding-Up.

                     (A) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any distribution to the holders of Common Stock of the Corporation is made, the assets of the Corporation available for distribution to the stockholders, whether from capital, surplus or earnings, shall be first distributed to holders of Series A, Series B, Series C, Series D and Series E as follows:

                            (1)    The holders of Series A shall be entitled to
receive an amount equal to $8.19 per share (the "Liquidation Value" per share of the Series A) of Series A (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences) plus all accrued and unpaid dividends. The holders of Series B shall be entitled to receive an amount equal to $20.00 per share (the "Liquidation Value" per share of the Series B) of Series B (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences) plus all accrued and unpaid dividends. The holders of Series C shall be entitled to receive an amount equal to $33.20 per share (the "Liquidation Value" per share of the Series C) of Series C (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences) plus all accrued and unpaid dividends. The holders of Series D shall be entitled to receive an amount equal to $88.40 per share (the "Liquidation Value" per share of the Series D) of Series D (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences) plus all accrued and unpaid dividends. The holders of Series E shall be entitled to receive an amount equal to $247.20 per share (the "Liquidation Value" per share of the Series E) of Series E (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalization and like occurrences) plus all accrued and unpaid dividends.

                            (2)    If the assets of the Corporation available
for distribution to the holders of Series A, Series B, Series C, Series D and Series E shall be insufficient to permit the payment of the full preferential amount set forth in Section IV(A)(1), then the holders of Series A, Series B, Series C, Series D and Series E shall share ratably in any distribution of the assets of the Corporation based on the respective amounts which would be payable to them in respect of the shares held by them upon such distribution pursuant to
Section IV(A)(1) if all amounts payable on or with respect to said shares were paid in full.

                     (B) After distributions to the holders of Series A, Series B, Series C, Series D and Series E of the full preferential amounts set forth in Section IV(A), the remaining assets of the Corporation available for distribution to the stockholders of the Corporation shall be distributed ratably among holders of shares of Common Stock of the Corporation and the holders of Series A, Series B, Series C, Series D and Series E (based upon their ownership of the Conversion Shares assuming full conversion for these purposes).

                     (C) For purposes of this Certificate of Incorporation, the term "Change of Control" shall mean the earliest to occur of (i) a merger or consolidation to



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which the Corporation is a party and which results in, or is effected in connection with, a change in ownership of a majority of the outstanding shares of voting stock of the Corporation, (ii) any sale or transfer of all or substantially all of the assets of the Corporation to an entity other than a direct or indirect wholly-owned subsidiary of the Corporation, or (iii) the sale of a majority of the voting stock of the Corporation. Any Change of Control shall be deemed to be a liquidation of the Corporation under Section II hereof and this Section IV.

              V. Conversion. The holders of the Series A, Series B, Series C, Series D and Series E shall have conversion rights as follows:

                     (A) At any time or from time to time, any holder of outstanding shares of Series A, Series B, Series C, Series D or Series E shall have the right to convert any or all of his shares of Series A, Series B, Series C, Series D or Series E into fully paid and non-assessable shares of Common Stock at the Conversion Price for such Series (as defined below), subject to adjustment as provided herein.

                     (B) Each share of Series A shall automatically be converted into shares of Common Stock at the then effective Conversion Price for Series A upon the affirmative vote or consent of the holders of a majority of the outstanding Series A. Each share of Series B shall automatically be converted into shares of Common Stock at the then effective Conversion Price for Series B upon the affirmative vote or consent of the holders of a majority of the outstanding Series B. Each share of Series A and Series B shall automatically be converted into shares of Common Stock at the then effective respective Conversion Prices immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the Corporation receives aggregate proceeds of not less than Fifteen Million Dollars ($15,000,000) and (ii) the public offering price per share of Common Stock therein equals or exceeds the amount calculated by multiplying the Conversion Price then in effect for Series B by three (3); provided, however, that such conversion shall be conditioned upon the Corporation paying all accrued but unpaid dividends on the outstanding Series A and Series B, up to and including the date of such conversion; provided, further, that the Corporation may, at its option, in lieu of making a full cash payment of all such accrued but unpaid dividends, make payment thereof in that number of whole shares of Common Stock calculated by dividing the total of such accrued and unpaid dividends due to such holder of Series A or Series B by the fair market value of one share of Common Stock. The outstanding shares of Series A and Series B to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A and Series B being converted are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder notifies the Corporation or its transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the



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Series A and Series B, the holders thereof shall surrender the certificates representing such shares to the Corporation or its transfer agent. Thereupon, there shall be issued and delivered to such holder, in his name as shown on such surrendered certificate or certificates, a certificate for the number of shares of Common Stock into which the shares of Series A and Series B surrendered were convertible on the date on which such automatic conversion occurred.

                     (C) Each share of Series C shall automatically be converted into shares of Common Stock at the then effective Conversion Price for Series C upon the affirmative vote or consent of the holders of a majority of outstanding Series C. Each share of Series C shall automatically be converted into shares of Common Stock at the then effective Conversion Price immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation receives (i) a price per share of Common Stock of not less than Four and 98/100 Dollars ($4.98) (adjusted for stock splits, stock dividends and the like) and (ii) aggregate proceeds of not less than Ten Million Dollars ($10,000,000); provided, however, that such conversion shall be conditioned upon the Corporation paying all accrued but unpaid dividends on the outstanding Series C, up to and including the date of such conversion; provided, further, that the Corporation may, at its option, in lieu of making a full cash payment of all such accrued but unpaid dividends, make payment thereof in that number of whole shares of Common Stock calculated by dividing the total of such accrued and unpaid dividends due to such holder of Series C by the fair market value of one share of Common Stock. The outstanding shares of Series C to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series C being converted are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder notifies the Corporation or its transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series C, the holders thereof shall surrender the certificates representing such shares to the Corporation or its transfer agent. Thereupon, there shall be issued and delivered to such holder, in his name as shown on such surrendered certificate or certificates, a certificate for the number of shares of Common Stock into which the shares of Series C surrendered were convertible on the date on which such automatic conversion occurred.

                     (D) Each share of Series D shall automatically be converted into shares of Common Stock at the then effective Conversion Price for Series D upon the affirmative vote or consent of the holders of a majority of outstanding Series D. Each share of Series D shall automatically be converted into shares of Common Stock at the then effective Conversion Price immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the



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account of the Corporation in which the Corporation receives (i) a price per share of Common Stock of not less than Eight and 84/100 Dollars ($8.84) (adjusted for stock splits, stock dividends and the like) and (ii) aggregate proceeds of not less than Twenty-Five Million Dollars ($25,000,000); provided, however, that such conversion shall be conditioned upon the Corporation paying all accrued but unpaid dividends on the outstanding Series D, up to and including the date of such conversion; provided, further, that the Corporation may, at its option, in lieu of making a full cash payment of all such accrued but unpaid dividends, make payment thereof in that number of whole shares of Common Stock calculated by dividing the total of such accrued and unpaid dividends due to such holder of Series D by the fair market value of one share of Common Stock. The outstanding shares of Series D to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series D being converted are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder notifies the Corporation or its transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series D, the holders thereof shall surrender the certificates representing such shares to the Corporation or its transfer agent. Thereupon, there shall be issued and delivered to such holder, in his name as shown on such surrendered certificate or certificates, a certificate for the number of shares of Common Stock into which the shares of Series D surrendered were convertible on the date on which such automatic conversion occurred.

                     (E) Each share of Series E shall automatically be converted into shares of Common Stock at the then effective Conversion Price for Series E upon the affirmative vote or consent of the holders of a majority of outstanding Series E. Each share of Series E shall automatically be converted into shares of Common Stock at the then effective Conversion Price immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the Corporation receives (i) a price per share of Common Stock of not less than Twelve and 36/100 Dollars ($12.36) (adjusted for stock splits, stock dividends and the like) and (ii) aggregate proceeds of not less than Twenty-Five Million Dollars ($25,000,000); provided, however, that such conversion shall be conditioned upon the Corporation paying all accrued but unpaid dividends on the outstanding Series E, up to and including the date of such conversion; provided, further, that the Corporation may, at its option, in lieu of making a full cash payment of all such accrued but unpaid dividends, make payment thereof in that number of whole shares of Common Stock calculated by dividing the total of such accrued and unpaid dividends due to such holder of Series E by the fair market value of one share of Common Stock. The outstanding shares of Series E to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates



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evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series E being converted are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder notifies the Corporation or its transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series E, the holders thereof shall surrender the certificates representing such shares to the Corporation or its transfer agent. Thereupon, there shall be issued and delivered to such holder, in his name as shown on such surrendered certificate or certificates, a certificate for the number of shares of Common Stock into which the shares of Series E surrendered were convertible on the date on which such automatic conversion occurred.

                     (F) Before any holder of Series A, Series B, Series C, Series D or Series E shall be entitled to convert shares of Series A, Series B, Series C, Series D or Series E into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of its transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series A, Series B, Series C, Series D or Series E being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series A, Series B, Series C, Series D or Series E a certificate for the number of shares of Common Stock to which he shall be entitled, and a certificate for the remainder of his Series A, Series B, Series C, Series D or Series E, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of shares of Series A, Series B, Series C, Series D or Series E to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                     (G) Each share of Series A, Series B, Series C, Series D and Series E shall be convertible into the number of shares of Common Stock that results from dividing the Liquidation Value for such Series by the Conversion Price for such Series. The initial Conversion Price per share for the Series A shall be Forty-One Cents ($0.41). The initial Conversion Price per share for the Series B shall be One Dollar ($1.00). The initial Conversion Price per share for the Series C shall be One and 66/100 Dollars ($1.66). The initial Conversion Price per share for the Series D shall be Four and 42/100 Dollars ($4.42). The initial Conversion Price per share for the Series E shall be Twelve and 36/100 ($12.36). These Conversion Prices shall be subject to adjustment from time to time after the effective date of this Certificate of Incorporation as provided herein.

                     (H) If the Corporation shall at any time or from time to time after the original issue date of the Series A, Series B, Series C, Series D or Series E effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect for such Series immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the original issue date of the Series A, Series B, Series C, Series D or Series E effect a combination of the outstanding Common Stock, the Conversion Price then in effect for such Series



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immediately before the combination shall be proportionately increased. Any adjustment under this Section V(H) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                     (I) If the Common Stock issuable upon the conversion of the Series A, Series B, Series C, Series D or Series E shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series A, Series B, Series C, Series D and Series E shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by the holders of the number of shares of Common Stock into which such shares of Series A, Series B, Series C, Series D or Series E might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                     (J) (1) If at any time or from time to time after the original issue date of the Series A, Series B, Series C, Series D or Series E, the Corporation shall issue or sell additional shares of Common Stock, other than an issuance for which adjustments to the Conversion Prices are made pursuant to Section V(H) above, for a consideration per share less than the then-current Conversion Price for such Series, then and in each case the then-current Conversion Price for any such Series which is more than such amount shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction
(i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (B) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued would purchase at such Conversion Price for such Series, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of such additional shares of Common Stock so issued; provided, however, that for purposes of this
Section V(J)(1), the phrase "the number of shares of Common Stock outstanding immediately prior to such issuance or sale" shall include all shares of Common Stock issuable upon conversion of shares of Series A, Series B, Series C, Series D and Series E.

                            (2)    In case at any time the Corporation shall in
any manner issue (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or grant any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange or such Convertible Securities, determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the



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

aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities, shall be less than the current Conversion Price for such Series, then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided herein, no adjustment of the Conversion Price of any Series shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                            (3)    In case the Corporation shall in any manner
issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange, determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities, shall be less than the Conversion Price for any Series in effect immediately prior to the time of such issue or sale, then the shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (I) except as otherwise provided herein, no adjustment of the Conversion Price for such Series shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (II) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price(s) have been or are to be made pursuant to other provisions of this Section V(J), no further adjustment of the Conversion Price(s) shall be made by reason of such issue or sale.

                            (4)    Notwithstanding any other provision hereof,
the Corporation shall not be required to make any adjustment to any Conversion Price in the case of the issuance of shares of Common Stock or warrants or other rights to subscribe for or to purchase Common Stock or the grant of any options to purchase Common Stock pursuant to (i) any stock or stock option plan existing on the date of effectiveness of this Certificate or (ii) any approval by the Board of Directors of the Corporation of any issuance of stock, options or warrants to employees, consultants, directors, equipment lessors, banks or similar institutional credit financing sources.

                     (K) The Corporation shall at all times when Series A, Series B, Series C, Series D or Series E shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Series A, Series B, Series C, Series D and Series E, such number of its duly authorized shares of Common Stock as shall be from time to time be sufficient to effect the conversion of all outstanding Series A, Series B, Series C, Series D and Series E. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants that it will from time to time take all action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the lowest Conversion Price for any Series in effect at that time.

                     (L) Shares of Series A, Series B, Series C, Series D and Series E which have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate on the date of conversion applicable thereto, except the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series A, Series B, Series C, Series D or Series E so converted shall be retired and cancelled, and shall not be reissued.

              VI. Redemption. (A) At any time following September 21, 2003, the holders of a majority of the outstanding shares of Series A, Series B, Series C, Series D and Series E acting together, may request redemption of all, but not less than all, of their shares of Series A, Series B, Series C, Series D and Series E by delivering written notice of such request to the Corporation in accordance with Section VI (B) hereof. Within ten days of receipt of such request, the Corporation shall give written notice of such request to all other holders of Series A, Series B, Series C, Series D and Series E, and such other holders may request redemption of all, but not less than all, of their shares of Series A, Series B, Series C, Series D and Series E by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. The Corporation shall be required to redeem shares of Series A, Series B, Series C, Series D and Series E pursuant to this Section VI for the Liquidation Value of the respective shares of Series A, Series B, Series C, Series D and Series E plus all respective accrued and unpaid dividends thereon, within 180 days after receipt of the initial redemption request.

                     (B)    If an initial request is made pursuant to Section VI
(A) hereof, written notice of such request shall be mailed, postage prepaid, to the Corporation. Such notice shall contain the number of shares of Series A, Series B, Series C, Series D and Series E held by each such holder, and the names and addresses of each such holder.

       B.     Common Stock.

              I. After the requirements with respect to preferential dividends on all series of Preferred Stock shall have been met, then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

              II. After distribution in full of the preferential amount (fixed pursuant to this Article FOURTH), to be distributed to the holders of all series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock, together with the holders of Series A, the holders of Series B, the holders of Series C, the holders of Series D and the holders of Series E, shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

              III. Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the stockholders.

       C. Preemptive Rights. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have, by virtue of this instrument, any preferential or preemptive right to subscribe for, purchase or receive (i) any shares of stock of the Corporation of any class, now or hereafter authorized, (ii) any options or warrants for such shares, (iii) any rights to subscribe to or purchase such shares, or (iv) any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

       FIFTH: The private property or assets of the stockholders of the Corporation shall not to any extent whatsoever be subject to the payment of the debts of the Corporation.

       SIXTH: Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

       SEVENTH: The Corporation is to have perpetual existence.

       EIGHTH: The number of directors of the Corporation shall be eight (8) until changed in the manner provided in the Certificate of Incorporation or in the Bylaws of the Corporation. None of the directors need be a stockholder or a resident of the State of Delaware.

       NINTH: To the fullest extent permitted by law, no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation to the fullest extent permitted by law. All references in this paragraph to a director shall also be deemed to refer to any other person who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of Section 141 of the DGCL, exercises or performs any of the powers or duties otherwise conferred or imposed upon the board of directors by the DGCL. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

       TENTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized:

              A. To make, amend, alter or repeal the Bylaws of the Corporation;

              B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

              C. To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to reduce any such reserve in the manner in which it was created; and

              D. To adopt from time to time Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

       ELEVENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

       TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provisions herein contained, in the manner now or hereafter prescribed by statute, and all rights, powers, privileges and discretionary authority granted or conferred herein upon stockholders or directors are granted subject to this reservation.

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                                      -14-
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       IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and executed in its corporate name by Phillip Merrick, its President, and attested to by Jack L. Lewis, its Secretary, who declare, affirm, acknowledge and certify under the penalties of perjury, that this is their free act and deed and that the facts stated herein are true and its corporate seal to be hereunto affixed, as of the 3rd day of November, 1999.

ATTEST:                                      WEBMETHODS, INC.



/s/ Jack L. Lewis                            By:   /s/ Phillip Merrick
---------------------------------               --------------------------------
Jack L. Lewis, Secretary                        Phillip Merrick, President

[Corporate Seal]



                                      -15-